Exhibit (p)
     The undersigned directors and officers, as indicated respectively below, of The Brazil Fund, Inc. (the “Fund”) each hereby constitutes and appoints John Millette and Elisa Metzger, each of them with full powers of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name and on his or her behalf in any and all capacities the Registration Statement on Form N-1A, and any and all amendments thereto, and all other documents, filed by the Fund with the Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Act of 1933, as amended (the “1933 Act”), and any and all instruments which such attorneys-in-fact and agents, or any of them, deem necessary or advisable to enable the Fund to comply with 1940 Act or the 1933 Act, the rules, regulations and requirements of the SEC, and the securities or Blue Sky laws of any state or other jurisdiction and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and such other jurisdictions, and the undersigned each hereby ratify and confirm as his own act and deed any and all acts that such attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys-in-fact and agents has, and may exercise, all of the powers hereby conferred. The undersigned each hereby revoke any Powers of Attorney previously granted with respect to the Fund concerning the filings and actions described herein.

SIGNATURE	TITLE	DATE

/s/ Vincent J. Esposito Vincent J. Esposito	President and Chief Executive Officer	December 19, 2005

/s/ Paul H. Schubert Paul H. Schubert	Treasurer and Chief Financial Officer	December 19, 2005

/s/ Robert J. Callander Robert J. Callander	Chairman and Director	December 19, 2005

/s/ Kenneth C. Froewiss Kenneth C. Froewiss	Director	December 19, 2005

/s/ William H. Luers William H. Luers	Director	December 19, 2005

/s/ Ronald A. da Frota Nogueira Ronaldo A. da Frota Nogueira	Director	December 19, 2005

/s/ Susan Kaufman Purcell Susan Kaufman Purcell	Director	November 19, 2005

/s/ Kesop Yun Kesop Yun	Director	December 19, 2005

/s/ Donna J. Hrinak Donna J. Hrinak	Director	December 19, 2005